UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026

Laser Photonics Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41515	84-3628771
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 Technology Park
Lake Mary, FL	32746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	LASE	The NASDAQ Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Timothy A. Peterman, 59, joined the registrant, Laser Photonics Corporation, as Acting CFO on September 8, 2026, replacing Ralph Venegas who resumes his prior position as Vice President, of Finance and Reporting of Laser Photonics Corporation. From March 2024 to May 2026, Mr. Peterman served as CFO and COO of The J. Peterman Company, an ecommerce company. Mr. Peterman previously served as CFO and CEO of iMedia Brands, a Nasdaq listed media company, from May 2019 to August 2023, and Mr. Peterman served as CFO and COO during his previous employment with iMedia Brands, from March 2015 to April 2018. In June 2023, iMedia Brands commenced a voluntary Chapter 11 case to facilitate the sale of the business. In July 2023, iMedia entered into an agreement with RNN-TV Licensing Co. LLC for the acquisition of substantially all of tiMedia Brands’ assets. Prior to March 2015, Mr. Peterman served in various senior roles in leading TMT companies including IAC/Interactive Corp (Nasdaq: IAC); Sinclair Broadcast Group (Nasdaq: SBGI), and the E.W Scripps Company (Nasdaq: SSP). Mr. Peterman began his career at KPMG in Chicago in 1989, is a CPA (inactive) and holds a BS in accounting from the University of Kentucky.

Item 9.01 Financial Statements and Exhibits.

Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 8, 2026	Laser Photonics Corporation

	By:	/s/ Ann Tewari
Ann Tewari
Interim President

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